UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                                Celanese AG
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           (Exact Name of Registrant as Specified in its Charter)

       Federal Republic of Germany                        Not Applicable
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       (State of Incorporation or Organization           (I.R.S. Employer
                                                        Identification No.)

                           Industriepark Hoechst
                               Building F-821
                         D-65926 Frankfurt am Main
                                  Germany
                           011-49 (69) 305 14000
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(Address and Telephone Number of Registrant's Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act.

      Title of Each Class                 Name of Each Exchange on Which
      to be so Registered                 Each Class is to be Registered

      Shares, without nominal value       New York Stock Exchange, Inc.


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If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration file number to which this form relates:
Securities Act File No. 333-87889, initially filed with the Securities and Exchange Commission on September 27, 1999 (the "Registration Statement").

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of the Registrant's Securities to be Registered.

         The description of the securities to be registered that appears under the caption "Description of Securities to Be Registered" in the Prospectus, included in the Registration Statement, is hereby incorporated by reference in answer to this Item.

Item 2.  Exhibits

3.1 Articles of Association for Celanese AG: included as an exhibit to the Registration Statement, and incorporated herein by reference.

4.1 Form of Redistribution Agreement between Celanese AG. and Credit Suisse First Boston, Dresdner Kleinwort Benson, Bayerische Landesbank, Deutsche Morgan Grenfell, DG Bank, Goldman Sachs, Hessische Landesbank and JP Morgan, as Redistribution Managers: included as an exhibit to the Registration Statement, and incorporated herein by reference.

4.2 Specimen certificate for shares, without nominal value, of Celanese AG: included as an exhibit to the Registration Statement, and incorporated herein by reference.


                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                Celanese AG


Dated: October 21, 1999             By:/s/ Perry W. Premdas
                                       ------------------------------
                                       Perry W. Premdas
                                       Principal Financial Officer